EXHIBIT B



                      ATEL CAPITAL EQUIPMENT FUND VII, L.P.

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP


                                November 29, 1996



















atel7-9/lpa.4

                      ATEL CAPITAL EQUIPMENT FUND VII, L.P.

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

                                                                         Page
 1.      NAME AND PRINCIPAL PLACE OF BUSINESS............................ B-1

 2.      DEFINITIONS..................................................... B-1

 3.      BUSINESS AND PURPOSE............................................ B-8

 4.      TERM............................................................ B-9

 5.      GENERAL PARTNER................................................. B-9

 6.      INITIAL AND ADDITIONAL LIMITED PARTNERS......................... B-9
         Section 6.1  Initial Limited Partners........................... B-9
         Section 6.2  Additional Limited Partners........................ B-9
         Section 6.3  Conditions to Admission............................ B-9
         Section 6.4  Admission as a Limited Partner..................... B-10
         Section 6.5  Limitation on Additional Insurance................. B-10
         Section 6.6  Escrow............................................. B-10
         Section 6.7  Capital Account.....................................B-10

 7.      LIABILITY AND STATUS OF LIMITED PARTNERS.........................B-11

 8.      COMPENSATION TO THE GENERAL PARTNER AND/OR
           AFFILIATES OF THE GENERAL PARTNER..............................B-11
         Section 8.1  General Limitation..................................B-11
         Section 8.2  Acquisition Stage...................................B-11
         Section 8.3  Operating Stage.....................................B-11
         Section 8.4  Payment of Fees on Removal..........................B-14
         Section 8.5  Employment of Broker-Dealers........................B-14

 9.      FUND EXPENSES AND RESERVES.......................................B-14
         Section 9.1  Reimbursement of General Partner....................B-14
         Section 9.2  Limitation on Reimbursement.........................B-14
         Section 9.3  Fund Expenses.......................................B-15
         Section 9.4  Reserves............................................B-16

10.      ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS... .................B-16
         Section 10.1  Allocation of Net Income and Net
                         Loss Prior to Initial Closing Date...............B-17
         Section 10.2  Allocation of Net Income and Net
                         Loss After Initial Closing Date..................B-17
         Section 10.3  Special Allocations................................B-19
         Section 10.4  Distribution of Cash From Operations...............B-19

         Section 10.5   Distribution of Cash From Sales
                          or Refinancing..................................B-19
         Section 10.6   Distributions of Cash From
                          Reserve Account.................................B-20
         Section 10.7   Determination of Amounts to
                          be Distributed..................................B-21
         Section 10.8   Consent to Allocations............................B-21
         Section 10.9   Limitation on Distributions.......................B-21
         Section 10.10  Allocation to General Partner.....................B-21
         Section 10.11  Return of Unused Capital..........................B-21
         Section 10.12  General Partner Interest..........................B-21
         Section 10.13  Distributions in Kind.............................B-21
         Section 10.14  Withholding Taxes.................................B-22

11.      ASSIGNMENT OF FUND INTERESTS.....................................B-22
         Section 11.1  Limitations on Transfer............................B-22
         Section 11.2  Distributions and Effective
                         Date of Transfer ................................B-23
         Section 11.3  Governmental Restrictions..........................B-24
         Section 11.4  Non-Complying Transfers............................B-24
         Section 11.5  Misrepresentations and Forfeit.....................B-24

12.      SUBSTITUTED LIMITED PARTNERS.....................................B-24
         Section 12.1  Limitations on Substitution........................B-24
         Section 12.2  Consent to Admission...............................B-25
         Section 12.3  Amendment of Agreement.............................B-25

13.      REPURCHASE OF FUND INTERESTS.....................................B-25

14.      BOOKS, RECORDS, ACCOUNTINGS AND REPORTS..........................B-26
         Section 14.1  Books of Account and Records.......................B-26
         Section 14.2  Audited Annual Financial Statements................B-28
         Section 14.3  Other Annual Reporting.............................B-28
         Section 14.4  Quarterly Reports..................................B-29
         Section 14.5  Unaudited Quarterly
                         Financial Statements.............................B-29
         Section 14.6  Other Quarterly Reports............................B-29
         Section 14.7  Tax Returns........................................B-29
         Section 14.8  Governmental Reports...............................B-30
         Section 14.9  Maintenance of Suitability Records.................B-30

15.      RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES
         OF THE GENERAL PARTNER...........................................B-30
         Section 15.1  Services of the General Partner....................B-30
         Section 15.2  Authority of the General Partner...................B-30
         Section 15.3  General Powers and Fiduciary Duty..................B-34
         Section 15.4  Limitations on General
                          Partner's Authority.............................B-34
         Section 15.5  Limitation on General Partner's
                          Liability.......................................B-39
         Section 15.6  Tax Matters Partner................................B-39
         Section 15.7  Minimum Investment in Equipment /
                          Maximum Front-End Fees..........................B-39
         Section 15.8  Reliance on General Partner's Authority............B-40

16.      RIGHTS, POWERS AND VOTING RIGHTS OF
         THE LIMITED PARTNERS.............................................B-41
         Section 16.1  Limitation on Limited Partner Authority............B-41
         Section 16.2  Voting Rights......................................B-41
         Section 16.3  Voting Procedures..................................B-41
         Section 16.4  Limitations on Limited Partner Rights..............B-43
         Section 16.5  Limitations on Power to Amend Agreement............B-43
         Section 16.6  Limited Partner List...............................B-44
         Section 16.7  Dissenters' Rights and Limitations on
                          Mergers and Roll-ups............................B-44

17.      TERMINATION OF A GENERAL PARTNER AND TRANSFER
         OF A GENERAL PARTNER'S INTEREST..................................B-46
         Section 17.1  Removal or Withdrawal..............................B-46
         Section 17.2  Other Terminating Events...........................B-46
         Section 17.3  Election of Successor General Partner;
                         Continuation of Fund Business....................B-46
         Section 17.4  Admission of Successor or
                         Additional General Partner.......................B-47
         Section 17.5  Effect of a Terminating Event......................B-47
         Section 17.6  Election of Additional General Partner.............B-48
         Section 17.7  Assignment of General
                         Partner's Interest...............................B-48
         Section 17.8  Limited Partners' Participation
                         in General Partner's Bankruptcy..................B-48

18.      CERTAIN TRANSACTIONS.............................................B-49

19.      TERMINATION AND DISSOLUTION OF THE FUND..........................B-49
         Section 19.1  Termination and Dissolution........................B-49
         Section 19.2  Accounting and Liquidation.........................B-50

20.      SPECIAL POWER OF ATTORNEY........................................B-50
         Section 20.1  Execution of Power of Attorney.....................B-50
         Section 20.2  Special Power of Attorney..........................B-51

21.      INDEMNIFICATION..................................................B-51
         Section 21.1  Indemnification of the General Partner.............B-51
         Section 21.2  Limitations on Indemnification.....................B-52
         Section 21.3  Insurance..........................................B-53

22.      MISCELLANEOUS....................................................B-53
         Section 22.1  Counterparts.......................................B-53
         Section 22.2  Successors and Assigns.............................B-53
         Section 22.3  Severability.......................................B-53
         Section 22.4  Notices............................................B-53
         Section 22.5  Captions...........................................B-53
         Section 22.6  Number and Pronouns................................B-53
         Section 22.7  General Partner Address............................B-54
         Section 22.8  Limited Partner Address............................B-54
         Section 22.9  Construction.......................................B-54
         Section 22.10 Qualification to Do Business.......................B-54


atel7-9/lpa.4
                                      B-iv

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                    OF ATEL CAPITAL EQUIPMENT FUND VII, L.P.


This PARTNERSHIP AGREEMENT (the "Agreement"), entered into as of the 17th day of May, 1996, by and between ATEL Financial Corporation ("ATEL"), a California Corporation, as the General Partner (the "General Partner"), and Eliza Cash and Linda Batt as the initial Limited Partners, whereby the parties together agrees to form a limited partnership pursuant to the California Revised Limited Partnership Act is hereby amended and restated in its entirety this 29th day of November, 1996, as set forth below:


1.       NAME AND PRINCIPAL PLACE OF BUSINESS

         The name of the Fund shall be ATEL Capital Equipment Fund VII, L.P. or such other name as the General Partner shall hereafter designate in writing to the Limited Partners. The Fund's principal place of business shall be 235 Pine Street, 6th Floor, San Francisco, California 94104, or such other place or places in the State of California as the General Partner may hereafter determine.

2.       DEFINITIONS

         The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

         "Acquisition Expenses" shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Equipment, whether or not acquired.

         "Acquisition Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

         "Adjusted Capital Account Deficit" shall mean, with respect to any Partner, the deficit balance if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (a) Crediting to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) Debiting to such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5) and (6). This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          "Adjusted Invested Capital" shall mean, as of any date, the Original Invested Capital attributable to the Units held by any Person on or before such date, as decreased (but not below zero) by the amount which (i) all Distributions from Cash from Operations and Cash from Sales and Refinancing with respect to such Units on or before the date of determination pursuant to any provision of this Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

          "Affiliate" of a Person shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person, (iii) any officer, director, trustee or partner of such Person and (iv) if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

           "Assignee" shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

           "Assignee of Record" shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Partnership and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

           "ATEL" shall mean ATEL Financial Corporation, a California corporation.

           "Capital Account" shall mean, with respect to any Partner, such Partner's Capital Account determined in accordance with Section 6.7.

           "Cash from Operations" shall mean the excess of Gross Revenues over cash disbursements (including the Equipment Management Fee and amounts reinvested by the Fund in Equipment in compliance with Section 15.4.18) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the General Partner. Cash from Operations shall not include Cash from Sales or Refinancing or Cash from Reserve Account.

           "Cash from Reserve Account" shall mean that portion of the Net Proceeds not utilized in the acquisition of Equipment, including cash maintained according to the provisions of Section 9.4.

           "Cash from Sales or Refinancing" shall mean the net cash realized by the Fund from the sale, refinancing or other disposition of any Equipment (including insurance proceeds or lessee indemnity payments arising from the loss or destruction of any Equipment through casualty) after payment of all expenses related to the transaction (including, subject to the subordination provisions of Section 8.3.2, the Equipment Resale Fee); provided, however that Cash from Sales or Refinancing shall not include Cash from Reserve Account or Cash from Operations.


     "Closing Date" shall mean such date designated by the General Partner for the termination of the offering of Units, but not later than November 29, 1998. Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. "Initial Closing Date" shall mean the date on which subscribers for Units, other than the initial Holder, are first admitted to the Fund as Holders. "Final Closing Date" shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.


         "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

         "Distributions" shall mean any cash, tax credits or other property allocated to or distributed to Holders and the General Partner arising from their respective interests in the Fund, but shall not include any compensation payable to the General Partner under the provisions of Article 8 or Article 9, except as otherwise provided herein.

         "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

         "Equipment" shall mean the equipment acquired and owned by the Fund to be leased by the Fund to others as well as any Fund interest in equipment, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, chattel paper, options and other contract rights with respect to equipment.

         "Equipment Management Fee" shall mean the fee payable to an Affiliate of the General Partner under the provisions of Section 8.3.1 of this Agreement.

         "Equipment Re-lease Fee" shall mean the fee payable to an Affiliate of the General Partner under the provisions of Section 8.3.3 of this Agreement.

         "Equipment Resale Fee" shall mean the fee payable to an Affiliate of the General Partner, under the provisions of Section 8.3.2 of this Agreement.

         "Front-End Fees" shall mean fees and expenses paid by any party for any services rendered during the Fund's organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the General Partner.

         "Full Payout Lease" shall mean a lease under which the non-cancellable rental payments due during the initial term of the lease are at least sufficient to cover the purchase price of the Equipment leased.

         "Fund" shall mean the limited partnership created under this Agreement.

         "Fund  Manager"  shall  mean  the  General   Partner,   ATEL  Financial
Corporation or its successor as General Partner of the Fund.

         "Fund  Minimum  Gain" shall have the  meaning set forth in  Regulations section 1.704-2(d)(1).

         "General Partner" shall mean ATEL Financial Corporation ("ATEL"), a California corporation, or any other Person or Persons which succeed it in such capacity. The General Partner is referred to throughout the Prospectus as "ATEL" or the "Fund Manager."

         "Gross Income" shall mean the gross income of the Fund within the meaning of section 61(a) of the Code.

         "Gross Proceeds" shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.

         "Gross Revenues" shall mean all revenues from the operation and lease of the Equipment other than from security deposits paid by lessees thereof. The term "Gross Revenues" shall not include revenues from the sale, refinancing or other disposition of Equipment.

         "High Payout Lease" shall mean a lease under which the noncancellable rental payments and other payment obligations of the lessee due through the initial term of the lease are equal to at least 90% of the original purchase price paid by the Fund for the Equipment.

         "Holders" shall mean owners of Units who are either Partners or Assignees of Record, and reference to a "Holder" shall be to any one of them. The General Partner shall not be considered to be a Holder except to the extent it also owns Units.

         "Incentive Management Fee" shall mean the fee payable to an Affiliate of the General Partner under the provisions of Section 8.3.4 of this Agreement.

         "Independent Expert" shall mean a person with no current material or prior business or personal relationship with the General Partner or any of its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work.

         "IRA" shall mean an  individual  retirement  account  qualifying  under
Section 408 of the Code.

         "Investment in Equipment" shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of Equipment acquired by the Fund, any amount of Gross Proceeds reserved pursuant to Section 9.4 hereof up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

         "Leasing Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial lease of equipment acquired by the Fund.

         "Limited Partners" shall mean the initial limited partners and any other Persons who are admitted to the Fund as additional or substituted limited partners. Reference to a "Limited Partner" shall refer to any one of them.

         "Net Income" or "Net Loss" shall mean the taxable income or taxable loss of the Fund (including the Fund's share of income or loss of any partnership, venture or other entity which owns a particular item of Equipment), as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss.

         "Net Lease Provisions" shall mean contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where non-cancellable rental payments under the lease are absolutely net to the lessor, notwithstanding that some minor costs or responsibilities remain with the Fund as lessor or that the Fund retains the option to require and pay for a higher standard of care or greater level of maintenance or insurance than would be imposed on the lessee under the terms of the lease.

         "Net Proceeds" shall mean the total Gross Proceeds less
Organization and Offering Expenses.

         "Nonrecourse Deductions" has the meaning given it in Regulations section 1.704-2(b)(1).

         "Nonrecourse Liability" means a Partnership liability with respect to which no Partner or Related Person bears the economic risk of loss.

         "Operating Lease" shall mean a lease under which the aggregate rental payments due during the initial term of the lease are less than the purchase price of the Equipment leased.

         "Organization and Offering Expenses" shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of Equipment.

         "Original Invested Capital" shall mean the amount in cash contributed by each Partner to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

         "Partner Nonrecourse Debt" has the meaning given it in Regulations section 1.704-2(b)(4).

         "Partners" shall mean collectively the General Partner and Holders who are admitted to the Fund as Limited Partners and reference to a "Partner" shall be to any one of the Partners.

         "Partnership Agreement" or "Agreement" shall mean this Agreement of Limited Partnership of ATEL Capital Equipment Fund VII, L.P., as it may be amended from time to time.

         "Person" shall mean any natural person, partnership, corporation, association or other legal entity.

         "Priority Distribution" for any calendar year or other period shall mean, with respect to the Units held by any Person, the average Adjusted Invested Capital with respect to such Units during such period multiplied by 10% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the capital contribution of the initial purchaser of such Units was received by the Fund and pro rated for any fraction of a calendar year for which such calculation is made).

         "Prospectus" shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

         "Purchase Price of Equipment" shall mean the price paid upon the purchase or sale of a particular item of equipment, including the amount of Acquisition Fees and all liens and mortgages on the equipment, but excluding points and prepaid interest.

         "Qualified Plan" shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

         "Regulations" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Reimbursable Administrative Expenses" shall mean the ordinary recurring administration expenses incurred by the Fund Manager and reimbursed by the Fund. Such expenses shall not include interest, depreciation, equipment maintenance or repair, third party services or other non-administrative expenses.

         "Reinvestment Period" shall mean the period commencing with the Initial Closing Date and ending on a date 72 months after the last day of the fiscal year during which the Final Closing Date occurs.

         "Related Person" means a Person having an relationship with a Partner that is described in Regulations section 1.752-4(b).

         "Resident Alien" shall mean a resident alien as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

         "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

                  (a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation
         National Market System; or

                  (b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following

                           (i)      the Limited Partners voting rights;

                           (ii)     the term of existence of the Fund;
                           (iii) the terms of compensation of the General partner and its Affiliates; or
                           (iv)     the Fund's investment objectives.

         "Roll-Up Entity" means the partnership, trust, corporation or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

         "Service" shall mean the United States Internal Revenue
Service or its successor.

         "Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include the Program itself or a Person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

         "Substantially All of the Assets" shall mean, unless the context otherwise dictates, Equipment representing 66 2/3% or more of the net book value of all Equipment as of the end of the most recently completed fiscal quarter.

         "Unit" shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

         "United States Citizen" shall mean a "citizen of the United States" as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statue.

3.       BUSINESS AND PURPOSE

         The primary purpose of the Fund is to purchase, own, lease and sell various types of Equipment pursuant to such arrangements as the General Partner in its discretion may enter into on behalf of the Fund. The Fund may enter into ventures, partnerships and other business arrangements with respect to Equipment to the extent deemed prudent by the General Partner in order to achieve successful operations for the Fund, subject to the provisions of Section 15.4.8. The Fund may also engage in such other lawful activities as may be deemed by the General Partner to be incident to its primary purpose or prudent and in the Fund's best interest. The Fund's investment objectives shall be those set forth in the Prospectus, and the General Partner may not make any material change to such investment objectives without first obtaining the written consent or approval of Limited Partners owning more than 50% of the total outstanding Units entitled to vote.

4.       TERM

         The Fund commenced as of the 17th day of May, 1996 and shall continue until the 31st day of December, 2017, unless previously terminated in accordance with the provisions of this Agreement.

5.       GENERAL PARTNER

         5.1 The General Partner has contributed $100 in cash to the Fund and at all times during the existence of the Fund the General Partner shall have a present and continuing interest in Net Income, Net Losses and Distributions according to the provisions of Article 10.

         5.2 In the event that, immediately prior to the dissolution of the Fund referred to in Article 19, the General Partner shall have a deficiency in its Capital Account as determined in accordance with generally accepted accounting principles, then the General Partner shall contribute in cash to the capital of the Fund an amount equal to the lesser of (a) the deficiency in the General Partner's Capital Account or (b) 1.01% of the Original Invested Capital which has not been returned pursuant to Section 10.12. This Section 5.2 is intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulation.

6.       INITIAL AND ADDITIONAL LIMITED PARTNERS

     6.1 Initial Limited Partners. Linda Batt and Eliza Cash, as the initial Limited Partners, have each contributed the sum of $250 to the capital of the Fund and each has received 25 Units in return therefor.

     6.2 Additional Limited Partners. The Fund intends to sell and issue to Holders not less than 120,000 nor more than 15,000,000 additional Units and to admit as additional Limited Partners the Persons who contribute cash to the capital of the Fund for such Units.

     6.3 Conditions to Admission. Subject to the provisions of Section 6.6, each Person who acquires any such additional Units shall become a Limited Partner in the Fund at such time as he has: (i) purchased 250 or more Units (200 Units in case of an IRA or Keogh Plan), (ii) contributed the sum of $10 in cash for each Unit purchased (or such lesser net amount as may be provided in accordance with the terms described in the Prospectus under "Plan of Distribution"), (iii) executed and filed with the Fund a written instrument which sets forth an intention to become a Limited Partner and requests admission to the Fund in that capacity, together with such other instruments as the General Partner may deem necessary or desirable to effect such admission, including the written acceptance and adoption by such Person of the provisions of this Agreement, and the execution, acknowledgment and delivery to the General Partner of a special power of attorney, the form, style and content of which are more fully described herein, and (iv) the General Partner accepts such Person as a Limited Partner in the Fund.

     6.4 Admission as a Limited Partner. Each Person who subscribes for Units under Section 6.2 shall be admitted to the Fund promptly after the General Partner's acceptance of such subscription, but, except as provided in Section 6.6, in no event later than 30 days after the receipt by the Fund of such subscription.

     6.5 Limitation on Additional Issuance. The Fund shall not issue any additional Units after the Final Closing Date.

     6.6 Escrow. All Original Invested Capital of Holders shall be received by the Fund in trust, and shall be deposited in an escrow account with First Trust of California, National Association, San Francisco, California, or in any other banking institution designated by the General Partner, as escrow holder for the Original Invested Capital, until such time as subscriptions for a total of 120,000 Units, in addition to the Unit purchased by the initial Holder, representing Original Invested Capital of $1,200,000 have been deposited therein. Not less than 15 days after receipt of a minimum of $1,200,000 of such additional Original Invested Capital, the Fund will admit subscribers into the Fund as additional Holders. At the time a subscriber is admitted as a Holder, the escrow holder shall transfer the subscriber's Original Invested Capital to the Fund. If the $1,200,000 minimum is not obtained on or before a date one year from the date of the Prospectus, all Original Invested Capital will be promptly refunded to the investors. In any event, any interest earned on Original Invested Capital while in escrow shall be paid to investors.

     6.7 Capital Account. An individual Capital Account shall be maintained for each Partner. The Capital Account of a Partner shall consist of the Original Invested Capital of such Partner, increased by (i) any additional contributions to capital and (ii) such Partner's share of Fund Net Income, and decreased by
(i) Distributions to such Partner and (ii) such Partner's share of Fund Net Loss. In the event a Partner transfers all or a portion of his Units, the Assignee shall succeed to the Capital Account of the transferor (as adjusted for all events preceding the date the transferee is deemed admitted to the Fund under Section 10.3.1) according to the number of Units, and the allocable portion of the transferor's Capital Account, so transferred. No Holder shall have the obligation to restore any deficit in his Capital Account upon termination or dissolution of the Fund. The foregoing provisions of this Section
6.7 are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

7.       LIABILITY AND STATUS OF LIMITED PARTNERS

         Holders shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Fund. However, in accordance with
Section 15666 of the California Revised Limited Partnership Act, Partners will be obligated to return any Distribution from the Fund to the extent that, immediately after giving effect to the Distribution, all liabilities of the Fund (other than liabilities as to which recourse of creditors is limited to specific Fund property and liabilities to Partners on account of their interest in the
Fund) exceed the fair value of its assets (including, as to assets serving as security for nonrecourse liabilities, only that portion of the fair value of such assets which exceeds the amount of such nonrecourse liabilities).

8.       COMPENSATION TO THE GENERAL PARTNER AND/OR AFFILIATES OF THE
GENERAL PARTNER

         8.1 General Limitation. The General Partner and its Affiliates shall receive compensation only as specified by this Agreement.

         8.2 Acquisition Stage. The Fund shall pay no Acquisition Fees to the General Partner or any of its Affiliates, and, except as expressly provided herein, no other leasing commission, Equipment purchase fee, finder's fee or other compensation shall be paid or payable by the Fund to the General Partner or to any Affiliate of the General Partner in connection with the acquisition of specific Equipment (including Equipment acquired upon the reinvestment of Cash from Operations or Cash from Sales or Refinancing).

         8.3      Operating Stage

                  8.3.1 Equipment Management Fee. As compensation for its services rendered generally in supervising the management of the Equipment and other ongoing services and activities including, among others, arranging for necessary maintenance and repair of Equipment, collecting revenues, paying operating expenses, determining that the Equipment is being used in accordance with all operative contractual arrangements, property and sales tax monitoring, preparation of financial data, and supervising the performance of such services (it being understood and agreed that the provision of such services does not constitute a part of the duties or obligations of the General Partner as general partner of the Fund), ATEL Equipment Corporation, an Affiliate of the General Partner, or another Affiliate of the General Partner, shall be entitled to receive the Equipment Management Fee which shall be payable for each fiscal quarter and shall be an amount equal to (i) 3.5% of the Gross Revenues from Operating Leases, except that if the services are performed by nonaffiliated Persons under the active supervision of the General Partner or its Affiliate, then the amount payable to the General Partner or such Affiliate shall be 1% of the Gross Revenues from such Operating Leases, and (ii) 2% of Gross Revenues from Full Payout Leases which contain Net Lease Provisions. It is the intention of the Fund that the Equipment Management Fee shall be a fixed management fee with respect to each item of Equipment.

                  8.3.2 Equipment Resale Fee. As compensation for remarketing services rendered in connection with the sale of Equipment, ATEL Equipment Corporation, an Affiliate of the General Partner, or another of the Affiliates of the General Partner, shall be entitled to receive an amount equal to the lesser of (i) 3% of the sales price of the Equipment, or (ii) one-half the normal competitive equipment sale commission charged by unaffiliated parties for such services. Such fee is payable only after the Holders have received a return of their Original Invested Capital plus a Priority Distribution. In addition, the total commissions paid to all parties in connection with the sale of Equipment by the Fund shall not exceed the normal competitive sales commission charged by unaffiliated parties for such services. The subordination provisions referred to in the second sentence of this paragraph shall only apply to the amounts earned by the General Partner and its Affiliates.

                  8.3.3  Equipment  Re-lease Fee.  Subject to the  provisions of
         Section  15.4.28,  ATEL  Equipment  Corporation,  an  Affiliate  of the
         General Partner, or another of the Affiliates of the General Partner, may provide Equipment re-leasing services to the Fund, provided that all of the following conditions are met:

                           (i) The General Partner or its Affiliates have and will maintain adequate staff to render such services to the Fund;

                      (ii) The fee for such services shall not exceed the lesser of the competitive rate for comparable services for similar equipment or 2% of gross rental payments derived from the re-lease of such Equipment after the time the re-lease is consummated as a result of the recipient's efforts, and such fee is payable as each rental payment is received by the Fund over the term of the re-lease;

                     (iii) No such re-lease fee is payable in connection with the re-lease of Equipment to a previous lessee or its Affiliates;

                      (iv) The General  Partner or its Affiliates  have rendered
                  substantial   re-leasing  services  in  connection  with  such
                  re-lease; and

                           (v)  The  General   Partner  or  its  Affiliates  are
                  compensated  for  rendering   Equipment   management  services
                  pursuant to Section 8.3.1.

                  8.3.4 Incentive Management Fee. As compensation for the services rendered in establishing and maintaining the composition of the Fund's Equipment portfolio and its acquisition and debt strategies, and for supervising Fund administration and investor services, including the preparation of reports and maintenance of financial and operating data of the Fund, Securities and Exchange Commission and Internal Revenue Service filings, returns and reports, the General Partner or an Affiliate of the General Partner, shall be entitled to receive an Incentive Management Fee in an amount equal to (i) 4% of all Distributions of Cash from Operations until such time as the Holders have received aggregate Distributions in an amount equal to their Original Invested Capital plus a Priority Distribution, and (ii) thereafter, in an amount equal to 7.5% of all Distributions of Cash from Operations and Cash from Sales or Refinancing. For the purposes of calculating the Incentive Management Compensation for any period during which the Fund has available both Cash from Operations and Cash from Sales or Refinancing, Distributions to Holders shall first be treated as consisting of Cash from Operations unless specifically designated otherwise by the General Partner.

                  8.3.5 Other Services. Except as set forth in this Article 8 and Article 9 hereof, no other services may be performed by the General Partner or its Affiliates for the Fund except in extraordinary circumstances (which shall be defined as an emergency situation requiring immediate action by the General Partner or its Affiliate and the service is not immediately available from an unaffiliated party). Any such other services must meet the following criteria: (i) the compensation, price or fee therefor must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods which could reasonably be made available to the Fund and shall be on competitive terms, (ii) the fees and other terms of the contract shall be fully disclosed to Holders, (iii) the General Partner or its Affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Fund and as an ordinary and ongoing business and at least 75% of such Person's gross revenues from such activity must be derived from other than Affiliates of the General Partner, and (iv) all services for which the General Partner or its Affiliates are to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid, which contract may only be modified by a vote of the majority of the Holders. Said contract shall contain a clause allowing termination without penalty on 60 days notice.

         8.4 Payment of Fees on Removal. Should a General Partner be removed from the Fund according to provisions of Article 17, any portion of any fee or commission payable to the General Partner according to the provisions of this
Article 8 which is then accrued and due, but not yet paid, shall be paid by the Fund to the General Partner in cash within 30 days of the date of expulsion as stated in the written notice of expulsion, except to the extent any amount payable under Section 8.3.4 is included in calculating the purchase price for the General Partner's interest in the Fund under Section 17.5.2 hereof.

         8.5 Employment of Broker-Dealers. The Fund may employ underwriters and selected broker-dealers, including Affiliates of the General Partner as set forth in the Prospectus, for the sale of Units.

9.       FUND EXPENSES AND RESERVES

     9.1 Reimbursement of General Partner. Except as set forth in this Article 9, all of the Fund's expenses shall be billed directly to and paid by the Fund. The General Partner and its Affiliates may be reimbursed for the following Fund expenses: (i) Organization and Offering Expenses not in excess of 15% of Gross Proceeds up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000 (or an amount equal to 12% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000); (ii) the actual cost of goods and materials used for and by the Fund and obtained from entities unaffiliated with the General Partner; and (iii) administrative services necessary to the prudent operation of the Fund, provided that such reimbursement for administrative services will be at the lower of (A) the actual cost of such services, or (B) the amount which the Fund would be required to pay independent parties for comparable administrative services in the same geographic location; provided further that, beginning with the first full year after the termination of the offering of Units, the total amount of Reimbursable Administrative Expenses payable by the Fund for the remainder of its term may not exceed a cumulative limit. This cumulative limit on such Reimbursable Administrative Expenses will equal, as of any date, a maximum of (i) 0.5% of the Gross Proceeds per annum if the total Gross Proceeds are at least 90% of the maximum Gross Proceeds; (ii) 0.75% of the Gross Proceeds per annum if the total Gross Proceeds are at least 75%, but less than 90%, of the maximum Gross Proceeds; and (iii) 1% of the Gross Proceeds per annum if the total Gross Proceeds are less than 75% of the maximum Gross Proceeds. In addition, beginning with the first full year after the termination of the offering of Units, the maximum amount of Reimbursable Administrative Expenses payable by the Fund for any single year shall be limited to an amount equal to 1% of the Gross Proceeds.

         9.2 Limitation on Reimbursement. The General Partner and its Affiliates will not be reimbursed by the Fund for the following expenses:

                  9.2.1 Services for which the General Partner or its Affiliates are entitled to compensation in the form of a separate fee pursuant to
          Article 8 hereof;

                  9.2.2 Rent or depreciation, utilities or capital equipment and other administrative items of the Sponsor;

                  9.2.3 Salaries, fringe benefits, travel expenses or administrative items incurred by or allocated to any Controlling Person of the General Partner or its Affiliates. For purposes of this subparagraph, "Controlling Person" shall mean any person, regardless of title, who performs executive or senior management functions for the General Partner or its Affiliates similar to those of executive management or senior management, and directors, or those holding 5% or more equity interest in the General Partner or its Affiliates; or persons having the power to direct or cause the direction of the General Partner or Affiliates through ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer be considered a Controlling Person;

                  9.2.4 Organization and Offering Expenses of the Fund to the extent such Organization and Offering Expenses exceed 15% of the Gross Proceeds up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000 (or an amount equal to 12% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000), and the General Partner guarantees payment of any such excess expenses, which guarantee is without recourse to, or reimbursement by, the Fund; and

                  9.2.5 All other expenses which are unrelated to the business of the Fund.

         9.3 Fund Expenses. Subject to Sections 9.1 and 9.2, the Fund shall pay all expenses of the Fund which may include, but are not limited to: (i) all costs of personnel employed by the Fund and involved in the business of the Fund (which may include personnel who are employed by a General Partner or one or more Affiliates), (ii) all taxes and assessments on Equipment and other taxes applicable to the Fund, (iii) legal, appraisal, audit, accounting, brokerage and other fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Fund or in connection with the business of the Fund, (v) fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, equipment lease brokers, insurance brokers and other agents, (vi) expenses in connection with the acquisition, disposition, replacement, alteration, repair, leasing and operation of Equipment (including the costs and expenses of insurance premiums, equipment lease brokerage and leasing commissions and of maintenance of such Equipment), (vii) the cost of insurance as required in connection with the business of the Fund, (viii) expenses of organizing, revising, amending, converting, modifying or terminating the Fund, (ix) the cost of preparation and dissemination of the informational material and documentation relating to potential sale or other disposition of Equipment, (x) costs incurred in connection with any litigation in which the Fund is involved, as well as the examination, investigation or other proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith, (xi) costs of any computer equipment or services used for or by the Fund, (xii) costs of any accounting, or statistical bookkeeping equipment necessary for the maintenance of the books and records of the Fund, and (xiii) the costs of supervision and expenses of professionals employed by the Fund in connection with any of the foregoing, including attorneys, accountants and appraisers; provided, however, that the cost of any services relating to items (vi) or (vii) above must either be attributable to services performed by Persons other than the General Partner or its Affiliates, be compensated by a specific fee described in Article 8 (and thus would not be reimbursable by the Fund, as provided in Section 9.2.1) or comply with the requirements for compensation for "other services" as provided in Section 8.3.5.

         9.4 Reserves. The Fund shall initially establish a cash reserve for general working capital purposes in an amount equal to at least one-half of 1% of the Gross Proceeds. Upon the disposition of each item of Equipment, any cash reserve which was specifically allocated to that Equipment need not be maintained thereafter, but may be applied as reserves for other Equipment. Any cash reserve used as aforesaid need not be restored and if restored, may be restored out of Gross Revenues.

10.      ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS

         10.1 Allocation of Net Income and Net Loss Prior to Initial Closing Date. From the commencement of the Fund until the Initial Closing Date Net Income and Net Loss shall be allocated 99% to the General Partner and 1% to the initial Holders.

         10.2      Allocation of Net Income and Net Loss After Initial
Closing Date.

                  10.2.1 Commencing with the Initial Closing Date, Net Income and Net Loss shall be allocated 92.5% to the Holders and 7.5% to the General Partner.

                  10.2.2 Notwithstanding Section 10.2.1 of this Agreement, items of Net Loss arising out of the Fund's payment of expenditures classified as syndication expenses pursuant to Regulations section 1.709-2(b) with respect to each Unit shall be specially allocated to the Holder who acquires such Unit.

         10.3  Special Allocations

                  10.3.1 Except as provided in section 10.3.2,  Net Income,  Net
         Loss and Distributions allocable to the Holders shall be determined on a quarterly basis and shall be allocated among the Holders in the ratio in which the number of Units held by each of them bears to the total number of Units held by all Holders as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and Distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and Distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and Distributions shall be apportioned among the Holders in the ratio in which (i) the number of Units held by each Holder multiplied by the number of days during such period that such Holder was the owner of such Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss and Distributions with respect to any quarter shall be allocated to Units repurchased by the Fund during such quarter, and such Units shall not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations.

                  10.3.2 Notwithstanding anything in this Agreement to the contrary, the following items of Fund income and loss shall be specially allocated to the Partners in the manner described below:

          (i) Gain characterized as recapture income under Sections 1245 or 1250 of the Code shall be allocated to those Partners who claimed the deductions giving rise to such recapture income.

         (ii) Except as provided in Section 10.3.2(iii), in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in sections 1.704- 1(b)(2)(ii)(d)(4),
                  (5) or (6) of the Regulations, items of Fund gross income and gain (consisting of a pro rata portion of each item of the Fund's income, including gross income, and gain for such year) shall be allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by Regulations, the Negative Capital Account balances (or any increase in the amount thereof) created by such adjustments, allocations or distributions as quickly as possible. This Section 10.3.2(ii) is intended to comply with the qualified income offset requirement in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

      (iii) If there is a net decrease in Fund Minimum Gain during any Fund fiscal year, each Partner shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Partner's share of the net decrease in Fund Minimum Gain during such year. The items to be so allocated shall be determined in accordance with Section 1.704-2(f)(6) of the Regulations. This Section 10.3.2(iii) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

         (iv)     After giving effect to the allocations set forth in
                  Sections 10.3.2(ii) and 10.3.2(iii), in the event any
                  Partner receives any actual or deemed distribution (i.e.,
                                                                      ----
                  under section 752 of the Code) during a taxable year which exceeds the adjusted tax basis of such Partner's interest in the Fund at the end of such taxable year (determined immediately before giving effect to such distribution), such Partner shall be allocated an amount of gross income or gain equal to such excess.

         (v) In the event any fee to which the General Partner or an Affiliate thereof is entitled is treated as a Fund distribution by the Service, a special allocation of Fund gross income shall be made annually to the General Partner or an Affiliate thereof in an amount equal to any such recharacterized fee for that taxable year.

         (vi) The General Partner will specifically allocate items of gain from the sale or other disposition of items of Equipment for any year in which the sale or disposition of any item of Equipment occurs (and, if necessary, subsequent years) to any Holder in such amounts and in such manner so as to equalize the Capital Account balances of the Holders; provided, however, that such allocations are reasonably consistent with, and reasonably supportable under, the Code.

    (vii) Net Loss shall not be allocated to any Holder if such allocation would cause or increase an Adjusted Capital Account Deficit for such Holder at the end of any Fiscal Year, and any such Net Loss shall instead be allocated to the General Partner. This limitation shall be applied on a Holder by Holder basis so as to allocate the maximum permissible Net Loss to each Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

   (viii) To the extent an adjustment to the adjusted tax basis of any Fund asset pursuant to Code Section 734(b) or Code
                  Section 743(b) is required, pursuant to Regulations
                  Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

         (ix) Except as otherwise provided herein, Nonrecourse Liabilities and Nonrecourse Deductions shall be allocated 92.5% to the Holders and 7.5% to the General Partner.

         (x) Any deduction attributable to Partner Nonrecourse Debt shall be allocated to the Partners that bear the economic risk of loss for the Partner Nonrecourse Debt.

         10.4  Distribution of Cash From Operations.  Cash from
Operations shall be distributed as follows:

                  10.4.1 First, 88.5% to the Holders, 7.5% to the General Partner and 4% to the General Partner or its Affiliate designated as the recipient of the Incentive Management Fee, until each Holder has received aggregate Distributions from all sources in an amount equal to his Original Invested Capital plus a Priority Distribution (so that a Holder will be deemed to have received Distributions of Original Invested Capital only to the extent that Distributions to the Holder exceed the amount of the Priority Distribution); and

                  10.4.2 Thereafter, 85% to the Holders, 7.5% to the General Partner and 7.5% to the General Partner or its Affiliate designated as the recipient of the Incentive Management Fee.

         10.5 Distribution of Cash From Sales or Refinancing. Cash from Sales or Refinancing shall be distributed as follows:

                  10.5.1 First, 92.5% to the Holders and 7.5% to the General Partner until each Holder has received aggregate Distributions from all sources in an amount equal to his Original Invested Capital plus a Priority Distribution (so that a Holder will be deemed to have received Distributions of Original Invested Capital only to the extent that Distributions to the Holder exceed the amount of the Priority Distribution); and

                  10.5.2 Thereafter, 85% to the Holders, 7.5% to the General Partner and 7.5% to the General Partner or its Affiliate designated as the recipient of the Incentive Management Fee.

         Notwithstanding anything to the contrary herein, however, no cash Distribution shall be made to a Holder to the extent that, after giving effect to all allocations under sections 10.1, 10.2 and 10.3 which would accompany such Distribution (including allocations of gross income and gain under section 10.3.2(iv)), such Distribution would exceed the tax basis of the Holder to whom such Distribution is otherwise payable.

         10.6 Distributions of Cash from Reserve Account. Distributions of Cash from Reserve Account, if any, shall be distributed in the same manner as Cash from Sales or Refinancing.

         10.7 Determination of Amounts to be Distributed. The General Partner shall have sole discretion in determining the amount of any Distributions. Subject to provisions of Section 15.4.18 of this Agreement, the General Partner may use any funds of the Fund not distributed to Holders to purchase additional Equipment during the Reinvestment Period or otherwise as permitted by this Agreement; provided, however, that the General Partner will not reinvest in Equipment, but will distribute, subject to payment of any obligations of the Fund, such available Cash from Operations and Cash from Sales or Refinancing as may be necessary to cause total Distributions to Holders to equal the following amounts for the specified periods:

                  10.7.1 Prior to the end of the year in which the Final Closing Date occurs, an amount equal to the lesser of (i) a 10% per annum noncumulative, noncompounded return on their Original Invested Capital, or (ii) 90% of such amounts which are available for Distributions;

                  10.7.2 In each of the six years after the end of the year in which the Final Closing Date occurs, an amount equal to a noncumulative and noncompounded return on the Holders' Original Invested Capital of 10% per annum; and

                  10.7.3 Such amounts with respect to each year which are sufficient to allow a Holder in a 31% federal income tax bracket (but not a higher bracket) to pay the federal income taxes and state income taxes due with respect to Net Income derived by him from the Fund for such year.

         10.8 Consent to Allocations. The methods hereinabove set forth by which Distributions and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Partner as an express condition to becoming a Partner.

         10.9 Limitation on Distributions. All Distributions are subject to the payment of Fund expenses and to maintenance and repair of Equipment.

         10.10 Allocation to General Partner. To the extent that the Fund shall be entitled to any deduction for federal income tax purposes as a result of any interest in Net Income or Net Loss granted to a General Partner, such deduction shall be allocated for federal income tax purposes to such General Partner.

          10.11 Return of Unused Capital. In the event that any portion of the Net Proceeds received by the Fund during the first twelve months after the date of the Prospectus is not invested or committed for investment within eighteen months of the date of the Prospectus, or in the event any portion of the Net Proceeds received by the Fund thereafter is not invested or committed for investment within six months from the Final Closing Date (except for any amounts used to pay Fund operating expenses, including amounts set aside for reserves as set forth in Section 9.4), such portion of the Net Proceeds shall be distributed to the Holders pro rata by the Fund as a return of capital. In addition, the General Partner shall contribute to the Fund, and the Fund shall distribute pro rata to the Holders, the amount by which (x) the amount of unused capital distributed pursuant to the foregoing sentence, divided by (y) the percentage of the Gross Proceeds which remain after payment of all Front End Fees, exceeds the unused capital so distributed. For the purposes of this Section 10.11, funds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding were executed at any time prior to the end of said period, regardless of whether any such investment is actually consummated, and to the extent any funds have been reserved to make contingent payments in connection with any Equipment, regardless of whether any such payment is actually made.

          10.12 General Partner Interest. In no event shall the General Partner's interest in each material item of income, gain, loss, deduction, credit or distributions be less than 1% of each such item at any time during the existence of the Fund.

          10.13 Distributions in Kind. Distributions in kind shall not be permitted except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Fund, and the distribution of cash in accordance with the terms of the Partnership Agreement.

         10.14  Withholding Taxes.

                  10.14.1 In the event the Fund pays to any federal, state or local government authority any amount of tax, penalty, interest, fee or other expenditure which is attributable to the particular status of one or more Holders including, without limitation, the status of a Holder as a nonresident of California or any other state imposing such a charge, the General Partner shall treat such tax, penalty, interest or fee, and in its discretion may treat other related Fund expenditures, as a distribution of Cash from Operations or Cash from Sales or Refinancing as appropriate, to such Holders. Such a distribution shall reduce the amount of Cash from Operations or Cash from Sales or Refinancing otherwise payable by the Fund to such Holders. Such Holders shall be distributed any refund of any such tax, penalty, interest or other amounts received by the Fund; provided, however, that the distribution due such Holders shall be reduced by any Fund expenses (and such expenses shall be specially allocated to such Holders) incurred in connection with the payment or obtaining of the refund of such taxes, penalties, interest or other amounts and the Fund shall have no duty or obligation to seek to obtain or collect any such refund or expend any amount to reduce the amount of any withholding, penalty, interest or other amount otherwise payable to any government authority. The General Partner may require from a Holder the appropriate documentation with respect to any distribution hereunder.

                  10.14.2 As security for any withholding tax or other amount referred to in section 10.14.1 or other liability or obligation to which the Fund may be subject as a result of any act or status of any Holder, the Fund shall have (and each Holder hereby grants to the Fund) a security interest in all Cash from Operations or Cash from Sales or Refinancing distributable to such Holder to the extent of the amount of such withholding tax or other liability or obligation. The Fund shall have a right of set-off against any such distributions of Cash from Operations or Cash from Sales or Refinancing in the amount of such withholding tax or other liability or obligation.

11.      ASSIGNMENT OF FUND INTERESTS

         11.1 Limitations on Transfer. A Holder may not transfer all or part of his legal and equitable interest in his Units except in compliance with the provisions of this Agreement. The General Partner may condition any proposed transfer on receipt by the Fund of such representations and warranties of the transferor and the assignee, opinions of counsel for the Fund and other assurances as it may deem necessary and appropriate as to:

                  11.1.1 such assignments or transfers not resulting, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

                  11.1.2  the assignee not being a minor or an incompetent;

                  11.1.3 the transfer or assignment not violating federal or state securities laws;

                  11.1.4 the transferor or the assignee not holding Units representing Original Invested Capital of less than $2,500 ($2,000 in the case of IRAs and Keogh Plans);

                  11.1.5  such assignee being a Citizen of the United States;

                  11.1.6 such assignment or transfer not causing the assets of the Fund to be deemed "plan assets" for ERISA purposes;

                  11.1.7 such assignment or transfer not constituting a transfer "on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund; and

                  11.1.8 the transferor filing with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of this Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects being satisfactory in form and substance to the General Partner.

         11.2 Distributions and Effective Date of Transfer. An Assignee of Record shall be entitled to receive Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units; provided, however, that notwithstanding anything herein to the contrary, the Fund and the General Partner shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices required to be given to Holders hereunder, which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of the assignment has passed. The effective date of such assignment on which the Assignee shall be deemed an Assignee of Record shall be the last day of the first full calendar month following the later of (i) the date set forth on the written instrument of assignment or (ii) the date on which the Fund has actual notice of the assignment of Units and has received complete documentation of the assignment. Notwithstanding anything to the contrary contained herein, no Distributions shall be made in any calendar quarter with respect to Units repurchased by the Fund during such calendar quarter.

         11.3 Governmental Restrictions. No assignment, sale, transfer, exchange or other disposition of Units may be made except in compliance with the then applicable rules of any other applicable governmental authority. All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such securities shall bear, the following legend condition:

                  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION
         THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

No transfer of any such Unit shall be made unless the transferor shall have obtained, if necessary, the written consent of the California Commissioner of Corporations to such transfer.

         11.4 Non-Complying Transfers. Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this Article 11 shall be void and shall not bind or be recognized by the Fund.

         11.5 Misrepresentation and Forfeit. Subject to the discretion of the General Partner, in the event a Holder who originally obtained Units in the Fund's offering misrepresented that he was a Citizen of the United States, or that it was not an IRA or Qualified Plan or purchasing on behalf of an IRA or Qualified Plan, such person fails to remain a Citizen of the United States, or a subsequent transferee of Units is not or fails to remain a Citizen of the United States, such Person may, in the General Partner's discretion if it deems that the Fund will fail certain citizenship requirements with respect to its Equipment, be required to forfeit such Units to the Fund and no longer be entitled to cash Distributions or allocations of the Fund, receipt of Fund reports and voting privileges, although he may realize proceeds upon the transfer of his Units to a Citizen of the United States, which subsequent transferee would be entitled to the full economic benefits and other privileges attributable to such Units.

12.      SUBSTITUTED LIMITED PARTNERS

         12.1 Limitations on Substitution. No Assignee shall have the right to become a substituted Limited Partner of the Fund in place of his assignor unless all of the following conditions are first satisfied:

                  12.1.1 A duly executed and acknowledged written instrument of assignment covering no less than 250 Units (200 in the case of an IRA or Keogh

         Plan) shall have been filed with the Fund, which instrument shall specify the number of Units being assigned and set forth the intention of the assignor that the Assignee succeed to the assignor's interest as a substituted Limited Partner.

                  12.1.2 The assignor and Assignee shall have executed and acknowledged such other instruments as the General Partner may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement, as the same may be amended and his execution, acknowledgment and delivery to the General Partner of a special power of attorney, the form and content of which are described herein;

                  12.1.3 The written consent of the General Partner to such substitution shall have been obtained, the granting of which may be withheld by the General Partner in its sole discretion;

                  12.1.4 A transfer fee not to exceed $100 shall have been paid to the Fund to cover all reasonable expenses connected with such substitution; and

                  12.1.5 The provisions of Section 11.1 and 11.3 of this Agreement are complied with.

         12.2 Consent to Admission. By executing or adopting this Agreement, each Holder hereby consents to the admission of additional or substituted Holders by the General Partner and to any Assignee becoming a substituted Holder, in accordance with the provisions herein.

         12.3 Amendment of Agreement. The General Partner shall cause this Agreement to be amended to reflect the admission and/or substitution of Limited Partners at least once in each fiscal quarter.

13.      REPURCHASE OF FUND INTERESTS

         13.1 In the event a Holder ceases to be a United States Citizen or Resident Alien for any reason whatsoever, he may be required, in the General Partner's discretion, to tender his Units to the Fund for repurchase as of the date of such event. The Fund will have the absolute right to purchase such Units at a price equal to 100% of the Holder's Capital Account as of such date, in all cases determined as of the last day of the quarter prior to the fiscal quarter during which such Units are repurchased. IT SHOULD BE NOTED THAT THE FUND WILL NOT BE OBLIGATED TO PURCHASE UNITS FROM HOLDERS WHO CEASE TO BE
UNITED  STATES
CITIZENS OR RESIDENT ALIENS.

         13.2 The General Partner may otherwise use available Reserves to repurchase Units, in its discretion and on terms it determines to be appropriate under given circumstances, in the event the Fund Manager deems such repurchase to be in the best interest of the Fund; provided, the Fund shall never be required to repurchase any Units. Upon the repurchase of any Units by the Fund, the tendered Units shall be canceled and shall no longer be deemed to represent an interest in the Fund; and, provided further, that any such repurchase shall not impair the capital of the Fund, or cause the Fund or any of its remaining Partners to incur an adverse tax consequence as a result of such repurchase.

         13.3 The General Partner shall cause this Agreement to be amended to reflect the change in the interests of the Holders (including the person whose Units were repurchased) in the Net Income, Net Loss and Distributions of the Fund at least once in each fiscal quarter.

         13.4 Neither the General Partner nor its Affiliates may request the Fund to repurchase any Units owned by them.

14.      BOOKS, RECORDS, ACCOUNTINGS AND REPORTS

         14.1 Books of Account and Records. The General Partner shall, for income tax purposes, keep on an accrual basis adequate books of account and records of the Fund wherein shall be recorded and reflected all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund.

                  14.1.1 Such books of account and records shall include the following:

                           (i) A current  list of the full  name and last  known
                  business or residence address and business telephone number of each Partner set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Partner, which list shall be updated at least quarterly to reflect changes in the information contained therein;

                           (ii) A copy of the certificate of limited partnership
                  and all certificates of amendment, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

                           (iii) Copies of the Fund's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

                           (iv) Copies of the original of this Agreement and all amendments;

                           (v) Financial statements of the Fund for the six most recent fiscal years; and

                           (vi) The Fund's  books and  records  for at least the
                  current and past three fiscal years.

                  14.1.2 Such books of account and records shall be kept at the principal place of business of the Fund in the State of California, and each Limited Partner and his authorized representatives shall have, at all times during normal business hours and at any other reasonable time, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund.

                  14.1.3 Upon the request of a Limited Partner, the General Partner shall mail to such Limited Partner within ten days of the request a copy of the information described in Section 14.1.1(i), (ii) and (iv). The information described in Section 14.1.1(i) shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Fund may require payment of a reasonable charge for copy work.

                  14.1.4 If the General Partner neglects or refuses to exhibit, produce or mail a copy of the information in Section 14.1.1(i) above as requested and required under this Agreement, the General Partner shall be liable to the Limited Partner requesting the information for the costs, including attorneys' fees, incurred by the Limited Partner for compelling production of the information and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the information is to secure the list of Limited Partners or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the requesting person as a Limited Partner relative to the affairs of the Fund. The General Partner may require that a Limited Partner requesting the information in Section 14.1.1(i) above represent that the list is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Fund. The remedies provided hereunder to Limited Partners requesting copies of the information in Section 14.1.1(i) above are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

                  14.1.5 Subject to any change pursuant to Section 15.2.8, all books and records of the Fund shall be kept on the basis of an annual accounting period ending December 31, except for the final accounting period which shall end on the dissolution or termination of the Fund. All references herein to a "year of the Fund" are to such an annual accounting period, and all references to a Fund "quarter" shall refer to a calendar quarter unless and until such periods are changed by an amendment hereto. Accelerated methods of depreciation with respect to Fund assets and other elections available to the Fund may be used by the Fund for purposes of reporting federal or state income taxes.

          14.2 Audited Annual Financial Statements. The General Partner shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Partners' equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Such opinion shall also state that reported "Cash from Operations" is consistent with the definition of Cash from Operations herein. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

     14.3 Other Annual Reporting. The General Partner shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders' and Assignees' federal income tax returns; (iii) a report of the business of the Fund, which shall include for each piece of Equipment which individually represents at least 10% of the Fund's total investment in Equipment, a status report to indicate: (a) the condition of the Equipment, (b) how the Equipment is being used as of the end of the year (leased, operated, held for lease, repair, or sale), (c) the remaining term of the Equipment leases, (d) the projected use of Equipment for the next year (renewal of lease, re-lease, retirement, or sale), and (e) such other information relevant to the value or use of the Equipment as the General Partner deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the General Partner and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the General Partner and its Affiliates and the amount of fees received; (v) a report identifying Distributions from: (a) Cash from Operations for that year, (b)
Gross Revenues of prior years held in reserves, (c) Cash from Sales or Refinancing, and (d) Cash from Reserve Account and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the General Partner or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the General Partner and its Affiliates on a program-by-program basis and may be reimbursed to the General Partner or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location. Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders' and Assignees' federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund.

         14.4 Quarterly Reports. The General Partner shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the General Partner during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the General Partner during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

         14.5 Unaudited Quarterly Financial Statements. The General Partner shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash from Operations and Cash from Sales or Refinancing for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

         14.6 Other Quarterly Reports. The General Partner shall have prepared, at Fund expense, after the end of each quarter in which Equipment is acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Equipment, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such items of Equipment (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 60 days after the end of such quarter. If deemed appropriate by the General Partner such notice may be prepared and distributed to each Holder more frequently than quarterly.

         14.7  Tax Returns.   The General Partner, at Fund expense, shall cause
income tax returns for the Fund to be prepared and timely filed with appropriate authorities.

         14.8 Governmental Reports. The General Partner, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him.

         14.9 Maintenance of Suitability Records. The General Partner, at Fund expense, shall maintain for a period of at least four years, a record of the information obtained to indicate that a Holder meets the suitability standards set forth in the Prospectus.

15.      RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES OF THE GENERAL
PARTNER

         15.1  Services of the General Partner.   The General Partner shall be
responsible for providing the following services to the Fund:

                  15.1.1 Supervising the organization of the Fund and the offering and sale of Units;

                  15.1.2 Supervising Fund management, which includes (i) establishing policies for the operation of the Fund; (ii) causing the Fund's agents or employees to arrange for the provision of services necessary to the operation of the Fund (including Equipment management and investor, accounting and legal services, and services relating to Distributions by the Fund); (iii) approving actions to be taken by the Fund; (iv) providing advice, consultation, analysis and supervision with respect to the functions of the Fund as an owner of the Equipment (including, without limitation, decisions regarding adjustments to rental schedules, the sale or disposition of Equipment and compliance with federal, state and local regulatory requirements and procedures);
         (v) executing documents on behalf of the Fund; (vi) having a fiduciary responsibility for the safekeeping and use of all funds of the Fund, whether or not in the General Partner's immediate possession or control; and (vii) making all decisions as to accounting matters; and

                  15.1.3 Approval of the terms of the sale or other disposition of Equipment, including establishing the terms for and arranging any such transaction.

         15.2 Authority of the General Partner. The conduct of the Fund's business shall be controlled solely by the General Partner in accordance with this Agreement. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in its immediate possession or control, and shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Fund business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Section 15.4, include the right, authority and power:

                  15.2.1 To acquire, lease, sell, hold and dispose of Equipment, interests therein or appurtenances thereto, as well as personal or mixed property connected therewith, including the purchase, lease, improvement, maintenance, exchange, trade or sale of such Equipment, at such price, rental or amount, for cash, securities (in compliance with appropriate securities regulations) or other property, and upon such terms, as the General Partner deems in its sole discretion, to be in the best interest of the Fund; provided that, as of the date of the final investment of Net Proceeds and completion of the permanent financing of the Equipment portfolio, at least 50% of the Fund's Equipment, by aggregate purchase cost, shall be subject to initial leases which are High Payout Leases.

                  15.2.2 To place record title to, or the right to use Fund assets in, the name or names of a nominee or nominees, trustee or trustees for any purpose convenient or beneficial to the Fund;

                  15.2.3 To acquire and enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Fund and the General Partner, for the conservation of Fund assets, or for any purpose convenient or beneficial to the Fund;

                  15.2.4 To employ Persons in the operation and management of the business of the Fund including, but not limited to, supervisory managing agents, insurance brokers and equipment lease brokers and Persons to perform, on behalf of the Fund, the activities enumerated in
         Section 15.2.1, on such terms and for such compensation as the General Partner shall determine, subject, however, to the limitations with respect thereto as set forth in Article 8; provided that no Person is employed to provide duplicative services; and provided further that agreements with the General Partner or their Affiliates for the services set forth in Article 8 shall contain the terms and limitations as to fees and expenses as set forth in said Article 8 and any of such agreements shall be terminable immediately upon dissolution of the Fund under Section 19.1;

                  15.2.5 To prepare or cause to be prepared reports, statements and other relevant information for distribution to Holders, as provided in Article 14 and as they otherwise deem appropriate;

                  15.2.6 To open accounts and deposit and maintain funds in the name of the Fund in banks or savings and loan associations; provided, however, that the Fund funds shall not be commingled with the funds of any other Person;

                  15.2.7 To cause the Fund to make or revoke any of the elections referred to in the Code;

                  15.2.8 To select as the Fund's accounting year a calendar year or such fiscal year as approved by the Service;

                  15.2.9 To determine the appropriate accounting method or methods to be used by the Fund;

                  15.2.10 To offer and sell Units in the Fund directly or through any licensed Affiliate of the General Partner or nonaffiliate and to employ personnel, agents and dealers for such purpose;

                  15.2.11 To amend this Agreement to reflect the addition or substitution of Holders, the reduction of capital accounts upon the return of capital to Partners or the change in the interests of the Holders in the Net Income, Net Loss and Distributions of the Fund after the repurchase of Units;

                  15.2.12 To require in all Fund obligations that the General Partner shall not have any personal liability thereon but that the Person contracting with the Fund is to look solely to the Fund and its assets for satisfaction of such obligations; and in the event that the General Partner has personal liability with respect to any such obligation, the General Partner may require its satisfaction prior to obligations with respect to which the General Partner has no personal liability; provided, however, that the inclusion of the aforesaid provisions shall not materially affect the cost of the service or material being supplied and all Fund obligations are satisfied in accordance with prudent business practices as to the time and manner of payment;

                  15.2.13  To execute and file certificates  of  amendment  and
          cancellation   of  the   certificate  of  Limited   Partnership,   and
          certificates of dissolution of the Fund;

                  15.2.14 Subject to the provisions of Article 10, to determine the amount of Cash from Operations and Cash from Sales or Refinancing used to purchase additional Equipment and to make Distributions;

                  15.2.15 To purchase Equipment in its own name, the name of an Affiliate (other than an Affiliate which is a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment) or in the name of a nominee, a trust or a corporation or otherwise and hold title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such Equipment or completion of manufacture of the Equipment, or any other purpose related to the business of the Fund; provided, however that: (i) the transaction is in the best interest of the Fund; (ii) such Equipment is purchased by the Fund for a purchase price no greater than the cost of such
          Equipment to the General Partner or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by this Agreement; (iii) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the General Partner or Affiliate and the time acquired by the Fund; (iv) there is no benefit arising out of such transaction to the General Partner or its Affiliate apart from the compensation otherwise permitted by this Agreement; and (v) all income generated by, and all expenses associated with, Equipment so acquired shall be treated as belonging to the Fund.

                  15.2.16 Subject to Sections 15.4.21 and 15.4.22, to borrow money and, if security is required therefor, to mortgage or subject any Equipment to any other security device, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as the General Partner, in its sole discretion, deems to be in the best interests of the Fund;

                  15.2.17 To invest (i) the Gross Proceeds or Net Proceeds temporarily prior to investment in Equipment, (ii) other funds of the Fund prior to the investment in Equipment or the distribution to Holders and (iii) the Fund's capital reserves, in short-term, highly liquid investments where there is appropriate safety of principal;

                  15.2.18 In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the General Partner, without the consent of any of the Holders

                           (i) to add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted to the General Partner or its Affiliates herein, for the benefit of the Holders;

                      (ii) to cure any  ambiguity,  to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement provided that no amendment hereunder will change the voting rights of Holders;

                     (iii) to  delete  or add any  provision  of this  Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state "Blue Sky" administrator or similar such official, which addition or deletion is deemed by such staff or official to be for the benefit or protection of the Holders; or

                      (iv) to amend the provisions of Article 10 of this Agreement relating to the allocations of Net Income, Net Loss and Distributions among Partners or any other provisions hereof if the Fund is advised at any time by the Fund's accountants or legal counsel that the allocations or such other provisions set forth in this Agreement are unlikely to be respected, either because of promulgation of Regulations under Sections 704 or 706 of the Code or other developments in the law, but only to the minimum extent necessary in accordance with such advice of accountants and/or counsel to cause such provisions of this Agreement to be respected. Such amendment or amendments made by the General Partner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the General Partner to the Fund and the Holders, and no such amendment or amendments shall give rise to any claim or cause of action by any Holder.

                  15.2.19 To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, and to take all such action in connection therewith as the General Partner shall deem necessary or appropriate.

         15.3 General Powers and Fiduciary Duty. The General Partner shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities of a general partner of a limited partnership or a partner in a partnership without limited partners as provided under the laws of the State of California. Notwithstanding any other provision of this Agreement, in no event may the General Partner modify or compromise, by contract or otherwise, its fiduciary duty to the Fund or the Holders, whether such duty is imposed under the common law or by statute.

         15.4      Limitations on General Partner's Authority.     Neither the
General Partner nor any Affiliate shall have the authority to:

                  15.4.1 Enter into contracts with the Fund which would bind the Fund after the expulsion, adjudication of bankruptcy or insolvency of a General Partner, or continue the business of the Fund with Fund assets after the occurrence of such an event;

                  15.4.2 Grant to the General Partner or any Affiliate an exclusive listing for the sale of Fund assets, including Equipment;

                  15.4.3 Sell Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund upon its termination and dissolution;

                  15.4.4 Pledge or encumber Substantially All of the Assets in a single transaction or in multiple transactions in the same twelve-month period other than in connection with the acquisition or improvement of assets or the refinancing of existing obligations;

                  15.4.5  Alter the primary purpose of the Fund as set forth in
         Article 3;

                  15.4.6   Receive   from  the  Fund  a  rebate  or  give-up  or
         participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement, nor shall any such person permit any reciprocal business arrangement which would circumvent the restrictions herein against dealing with the General Partner and its Affiliates;

                  15.4.7 Sell or lease any Equipment to any entity in which a General Partner or any Affiliate has an interest, other than a joint venture or similar program which complies with the conditions set forth in Section 15.4.8 hereof;

                  15.4.8 Cause the Fund to invest in any program, partnership or other venture unless: (i) it is a general partnership, equipment trust or other form of joint venture, but not a limited partnership; (ii) the other partner or joint owner is not a General Partner (but it may be an Affiliate of a General Partner, provided the Affiliate is a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation formed and operated for the primary purpose of investment in and operation of or gain from an interest in equipment, which has substantially identical investment objectives to those of the Fund); (iii) such general partnership or joint venture owns and operates particular Equipment and the Fund or the Fund and Affiliate, as the case may be, acquire the controlling interest in such general partnership, or joint venture; (iv) the agreement of partnership or joint venture does not authorize the Fund to do anything as a partner or joint venturer with respect to the Equipment which the Fund, or a General Partner, could not do directly because of the provisions of this Agreement; (v) the Fund's investment is on substantially the same terms and conditions as the investment of any Affiliate; (vi) no compensation (other than as provided for by this Agreement) is received in connection therewith by the General Partner or any of its Affiliates, there are no duplicate equipment management or any other duplicate fees and such investment shall not result in the impairment, abrogation or circumvention of any of the terms or provisions of this Agreement; (vii) the joint venture is in the best interest of both co-venturers; and (viii) in joint venture arrangements with an Affiliate of a General Partner, if all of the following additional conditions are met: the compensation of the General Partner is substantially identical to that received by the sponsor of such Affiliate, the Fund has a right of first refusal to buy, if such Affiliate wishes to sell, equipment held in the joint venture, and the joint venture is established either for the purpose of effecting appropriate diversification of the Fund's investment portfolio or for the purpose of relieving the General Partner or its Affiliates or nominees from a commitment entered into pursuant to Section 15.2.15 of this Agreement; for the purposes of this Section, a controlling interest shall include: (1) ownership of more than 50% of the venture's capital or profits; or (2) provisions in the venture agreement giving the Fund effective control;

                  15.4.9 Except as provided in the Sections 15.2.15, 15.4.7 and 15.4.8, purchase or lease Equipment from the Fund or sell or lease Equipment to the Fund;

                  15.4.10 Cause the Fund to loan any funds or property to any General Partner or Affiliate of a General Partner;

                  15.4.11 Cause the Fund to borrow from any of the General Partner or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the legder's cost of funds, or, in any event, to cause the Fund to obtain "permanent financing" (defined as financing with a term in excess of 12 months) from any such Person;

                  15.4.12 Cause the Fund to exchange Units for property other than cash;

                  15.4.13 Do any action in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Fund;

                  15.4.14 Confess a judgment against the Fund in connection with any threatened or pending legal action;

                  15.4.15 Possess any Equipment or assign the rights of the Fund in specific Equipment for other than a Fund purpose;

                  15.4.16 Admit a Person as a General Partner except with the consent of the Holders as provided in Article 17 hereof;

                  15.4.17 Perform any act (other than an act required by this Agreement or any act taken in good faith reliance upon counsel's opinion) which would, at the time such act occurred, subject any Holder to liability as a general partner in any jurisdiction;

                  15.4.18 Reinvest any funds of the Fund after the end of the Reinvestment Period other than to invest in Equipment pursuant to commitments entered into prior to the expiration of the Reinvestment Period or in Equipment to be used in connection with Equipment under an existing lease, or reinvest any funds of the Fund during the Reinvestment Period unless such reinvestment is effected for all Holders on the same terms and is otherwise in compliance with Section
         10.7 hereof;

                  15.4.19 Invest any of the Gross Proceeds in Equipment which is non-income producing;

                  15.4.20 Employ, or permit any Person to employ, the funds or assets of the Fund in any manner except for the exclusive benefit of the Fund; this provision shall not prohibit the General Partner from causing Fund funds to be deposited in a separate Fund account with a bank or other financial institution which aggregates all funds held on behalf of the General Partner and its Affiliates in calculating qualifying balances for purposes of discounts on service charges or other account benefits, provided that the Fund benefits on a pro rata basis from any such discounts or other favorable terms, and, provided further, that no creditor of any party other than the Fund shall have any recourse to funds held in the Fund's separate account;

                  15.4.21 Incur any indebtedness wherein the lender will have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profit, capital or property of the Fund other than as a secured creditor; or incur any indebtedness specifically for the purpose of funding operating distributions, provided however that the Fund may enter into refinancing transactions with respect to its Equipment and distribute net proceeds from any such refinancing to the extent consistent with its investment objectives;

                  15.4.22 Incur aggregate Fund borrowings which, as of the date of the final investment of the Net Proceeds and, thereafter, on the date any subsequent indebtedness is incurred, are in excess of 50% of the purchase price of all Equipment on a combined basis. "Purchase price" for purposes of this Section 15.4.22 shall mean the sum of the cash downpayment and any indebtedness incurred in connection with the acquisition of an item of Equipment by the Fund, or to which the Equipment is taken subject, plus any Acquisition Fees paid, but does not include loan points, prepaid interest, or other prepaid expenses;

                  15.4.23   Commingle Fund funds with those of any other Person;

                  15.4.24 Except as otherwise provided herein, cause the Fund to enter into any transaction with any other partnership in which a General Partner or any of its Affiliates have an interest, including, but not limited to, any transaction involving the sale, lease or purchase of any Equipment to or from the Fund, the rendering of services to or from the Fund, or the lending of any monies or other property to or from the Fund;

                  15.4.25 Directly or indirectly pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that the General Partner shall not be prohibited from paying the normal sales commissions payable to a registered broker-dealer or other properly-licensed Person for selling Units;

                  15.4.26 Operate the Fund in such a manner as to have the Fund classified as an "investment company" for purposes of the Investment Company Act of 1940;

                  15.4.27 Invest any of the Gross Proceeds in units of limited partnership interest, junior mortgages, deeds of trust or other similar instruments or obligations;

                  15.4.28 Cause the Fund to enter into any agreements with a General Partner or any Affiliate of a General Partner which are not subject to termination without penalty by either party upon not more than 60 days' written notice, except for agreements which comply with the provisions of Section 15.2.15 or those which comply with the provisions of Section 15.4.8 and relate to the purchase of Equipment by the Fund and an Affiliate as joint venturers;

                  15.4.29 Cause the Fund to acquire any single item of Equipment that has a contract purchase price in excess of $1,000,000 unless prior to final funding of the acquisition it obtains an appraisal of the Equipment from a qualified independent third party appraiser;

                  15.4.30 Cause the Fund to invest cash in an aggregate amount in excess of $30,000,000 in Equipment leased to a single lessee.

         15.5 Limitation on General Partner's Liability. The General Partner shall have no personal liability for the repayment of the Original Invested Capital of any Holder or to repay the Fund any portion or all of any negative balance in its Capital Account, except as otherwise provided in Section 5.2.

         15.6 Tax Matters Partner. ATEL is hereby designated as the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given therein, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of Limited Partners. The designation made in this paragraph is hereby consented to by each Partner as an express condition to becoming a Partner. The Fund hereby indemnifies ATEL from and against any damages or losses (including attorney's fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as tax matters partner, subject to the same conditions under which indemnification is provided the General Partner in Article 21 hereof.

         15.7 Minimum Investment in Equipment / Maximum Front-End Fees. The General Partner must commit not less than 85.875% of the Gross Proceeds to Investment in Equipment, with the balance thereof available to pay Organization and Offering Expenses and Front End Fees, however designated. Under the North American Securities Administrators Association, Inc. ("NASAA") Statement of Policy concerning Equipment Programs, as amended through October 24, 1991 (referred to herein as the "NASAA Guidelines"), the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund's Equipment; or (ii) 75% of such Gross Proceeds. Based on the formula in the NASAA Guidelines, with 50% portfolio leverage the Fund's minimum Investment in Equipment would equal 76.875% of Gross Proceeds (80% - [50% x .0625%] = 76.875%), and the Fund's minimum Investment in Equipment would therefore exceed the NASAA Guideline minimum by 9%. The NASAA Guidelines permit the Fund Manager and its Affiliates to receive compensation in the form of a carried interest in Fund Net Income, Net Loss and Distributions equal to 1% for the first 2.5% of excess Investment in Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment. With a minimum Investment in Equipment of 85.875% and 50% leverage, the Fund Manager and its Affiliates may receive an additional carried interest equal to 6.5% of Net Profit, Net Loss and Distributions under the foregoing formula (2.5% + 2% + 4.5% = 9%; 1% + 1% + 4.5% = 6.5%]. At the lowest permitted level of minimum Investment in Equipment, the NASAA Guidelines would permit the Fund Manager and its Affiliates to receive a promotional interest equal to 5% of Distributions of Cash from Operations and 1% of Distributions of Sale or Refinancing Proceeds until Limited

Partners have received  total  Distributions  equal to their  Original  Invested
Capital plus an 8% per annum cumulative return on their Adjusted Invested Capital, and, thereafter, the promotional interest could increase to 15% of all Distributions. With the additional carried interest calculated as described above, the maximum aggregate fees payable to the Fund Manager and Affiliates under the NASAA Guidelines as carried interest and promotional interest would equal 11.5% of Distributions of Cash from Operations (6.5% + 5% = 11.5%), and 7.5% of Distributions of Sale or Refinancing Proceeds (6.5% + 1% = 7.5%), before the subordination level was reached, and 21.5% of all Distributions thereafter. The amounts to be paid under the terms hereof will equal 11.5% of Distributions of Cash from Operations (4% as the Incentive Management Fee plus 7.5% as the Fund Manager's Interest in the Fund) and 7.5% of Distributions of Sale or Refinancing Proceeds (as the Fund Manager's 7.5% Interest in the Fund) before the Priority Return, and 15% of all Distributions thereafter (7.5% as the Incentive Management Fee plus 7.5% as the Fund Manager's Interest in the Fund). Upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Equipment and establishment of final levels of permanent portfolio debt encumbering such Equipment, the Fund Manager shall calculate the maximum carried interest and promotional interest payable to the Fund Manager and its Affiliates under the NASAA Guidelines and compare such total permitted fees to the total of the Incentive Management Fees and Fund Manager's Interest in the Fund. If and to the extent that the fees payable to the Fund Manager and its Affiliates as the Incentive Management Fee and the Fund Manager's Interest in the Fund should exceed the maximum promotional interest plus carried interest permitted under the NASAA Guidelines, as described above, the fees payable to the Fund Manager and its Affiliates shall be reduced as described herein. In such event, this Agreement shall be amended immediately to reduce the Fund Manager's Interest in the Partnership by an amount sufficient to cause the total of the Incentive Management Fees and such Interest to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. A comparison of the Front End Fees actually paid by the Fund and the NASAA Guideline maximums shall be repeated, and any required adjustments shall be made, at least annually thereafter.

         15.8 Reliance on General Partner's Authority. The General Partner shall conduct the business of the Fund, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage the Fund business and affairs in an efficient manner. Any Person dealing with the Fund or the General Partner may rely upon a certificate signed by the General Partner as authority with respect to: (i) the identity of the General Partner or any Holder hereof;
(ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the General Partner or are in any other manner germane to the affairs of the Fund; (iii) the Persons who are authorized to execute and deliver any instrument or document on behalf of the Fund; or (iv) any act or failure to act by the Fund as to any other matter whatsoever involving the Fund or any Partners.

16.   RIGHTS, POWERS AND VOTING RIGHTS OF THE LIMITED PARTNERS

         16.1 Limitation on Limited Partner Authority. Limited Partners shall take no part in the control, conduct or operation of the Fund and shall have no right or authority to act for or bind the Fund except as expressly provided herein.

         16.2 Voting Rights. Limited Partners shall have the right, by the vote of Limited Partners who own more than 50% of the total outstanding Units entitled to vote (a "majority-in-interest"), to approve the following matters affecting the basic structure of the Fund:

                  16.2.1     Removal or withdrawal of a General Partner;

                  16.2.2 Subject to the further requirements of Article 17, continuation of the Fund and election of a successor General Partner upon the termination of a General Partner;

                  16.2.3     Termination and dissolution of the Fund;

                  16.2.4 Amendment of this Agreement, provided such amendment is not for any of the purposes set forth in Sections 16.4 or 16.5, and provided, further, that the Limited Partners shall have the right to approve or disapprove by separate vote each proposed amendment to this Agreement;

                  16.2.5 The pledge or granting of a security interest in, or sale of, Substantially All of the Assets in a single transaction, or in multiple transactions in the same twelve-month period, except in the liquidation and winding up of the business of the Fund upon its termination and dissolution; and

                  16.2.6     The extension of the term of the Fund.

         16.3 Voting Procedures. In any vote of the Limited Partners, each Limited Partner shall be entitled to cast one vote for each Unit which he owns as of the designated record date. Notwithstanding any other provision of this Agreement, any Units held by a General Partner or an Affiliate of a General Partner will not be entitled to vote, and will not be considered to be "outstanding" Units for purposes of any vote, upon matters which involve a conflict between the interests of such General Partner and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of such General Partner or on any proposed amendment to this Agreement which would expand or extend the rights, authorities or powers of such General Partner.

                  16.3.1       Meetings of the Limited Partners to vote upon
         any matters as to which the Limited Partners are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the General Partner or by one or more Limited Partners holding more than 10% of the outstanding Units by delivering written notice, either in person or by registered mail, of such meeting to the General Partner. Promptly, but in any event within 10 days following receipt of such request, the General Partner shall cause a written notice, either in person or by certified mail, to be given to the Limited Partners entitled to vote at such meeting, which notice shall state that a meeting will be held at a time and place fixed by the General Partner, which is to be convenient to the Partners as a group, and which is not less than 15 days nor more than 60 days after the mailing of the notice of the meeting; provided, however, that such maximum period for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain the qualification with the California Commissioner of Corporations of the matters to be acted upon at such meeting, the clearance by the Securities and Exchange Commission or other appropriate governing agency of the solicitation materials to be forwarded to Limited Partners in connection with such meeting or any other administrative authorizations which may be required. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Fund.

                  16.3.2 In order to establish the Partners of record entitled to act upon matters by vote or written consent, the General Partner or Limited Partners holding more than 10% of the Units may fix in advance a record date (the "Record Date") which is not more than 60 nor less than 10 days prior to the date of the meeting or the date upon which written consents are to be delivered. If no Record Date is fixed in the notice of meeting or action by written consent, the Record Date shall be deemed to be at the close of business on the business day next preceding the date on which notice is given. A new Record Date shall be fixed if a meeting is adjourned for more than 45 days from the date set for the original meeting.

                  16.3.3 Upon adjournment of a meeting to another time or place, notice of the new time or place shall be announced at the meeting at which adjournment is taken. If the adjournment is for more than 45 days or if, after the adjournment, a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Partner of record entitled to vote at the meeting.

                  16.3.4 Personal presence of the Limited Partners at a meeting shall not be required, provided that sufficient Units are represented at the meeting, by Limited Partners appearing in person and/or by duly executed proxies, to take any action proposed for a vote at such meeting. Attendance by a Limited Partner at any meeting and voting in person shall revoke any proxies of such Limited Partner submitted with respect to action proposed to be taken at such meeting. Submission of a later proxy with respect to any action shall revoke an earlier one as to such action. Only the votes, whether in person or by proxy, of Limited Partners holding Units as of the Record Date established for such meeting shall be counted.

                  16.3.5 Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law may be taken by the Limited Partners without a meeting and shall be as valid and effective as action taken by the Limited Partners at a meeting duly assembled, if written consents to such action by the Limited Partners are (i) signed by the Limited Partners entitled to vote upon such action at a meeting who held, as of the Record Date for such actions, the number of Units required to authorize such action and (ii) delivered to the General Partner as of the date set for such action. Any action taken without a meeting shall be effective 15 days after the required minimum number of Limited Partners have signed the consent and shall be effective immediately if the General Partner and Limited Partners holding at least 90% of the outstanding Units as of the Record Date have signed the consent.

                  16.3.6 In the event that there shall be no General Partner, the Limited Partners may take action without a meeting by the written consent of Limited Partners having the requisite voting power of the Limited Partners entitled to vote.

         16.4 Limitations on Limited Partner Rights. No Holder shall have the right or power to: (i) withdraw or reduce his contribution to the capital of the Fund except as a result of the repurchase of the Units as provided in Article 13, the dissolution of the Fund or as otherwise provided by law, (ii) bring an action for partition against the Fund, (iii) cause the termination and dissolution of the Fund by court decree or otherwise, except as set forth in this Agreement, or (iv) demand or receive property other than cash in return for his contribution. No Holder shall have priority over any other Holder either as to the return of contributions of capital or as to Net Income, Net Loss or Distributions. Other than upon the termination and dissolution of the Fund as provided by this Agreement there has been no time agreed upon when the contribution of each Holder may be returned.

         16.5 Limitations on Power to Amend Agreement. Except as provided in Section 15.2.18, and notwithstanding anything to the contrary contained in this Agreement, this Agreement may not, without the consent of each of the

Partners who would be adversely affected thereby, be amended to:

                  16.5.1          Convert a Holder into a general partner;

                  16.5.2          Modify the limited liability of a Holder;

                  16.5.3 Alter the interest of any Partner in Net Income, Net Loss or Distributions; or

                  16.5.4 Affect the status of the Fund as a partnership for federal income tax purposes.

         16.6  Limited  Partner  List.  Upon the  written  request  of a Limited
Partner, the General Partner will furnish to such Limited Partner or his representative, at his expense, a list containing the name and address of the Units held of record by each Limited Partner, as provided in Section 14.1.3.

         16.7  Dissenters' Rights and Limitations on Mergers and Roll-ups.

                  16.7.1 Any proposal that the Fund enter into a Roll-Up will require approval by Limited Partners of not less than 90% of the outstanding Units. Limited Partners who dissent with respect to a Roll-Up proposal will have the rights of a dissenting limited partner as provided under Sections 15679.1 through 15679.14 of the California Revised Limited Partnership Act. The Fund shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest in the event the Roll-Up is not approved by the Limited Partners as provided herein.

                  16.7.2 In connection with a proposed Roll-Up, an appraisal of all Fund assets shall be obtained from a competent, independent expert (defined as a Person with no current material or prior business or personal relationship with the General Partner or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work). If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an Exhibit to the Registration Statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of
         Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Fund assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Fund's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Fund assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Fund and its Holders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Holders in connection with a proposed Roll-Up transaction.

                  16.7.3 In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up transaction shall offer to Holders who vote "no" on the proposal the choice of:

                  (a)      accepting the securities offered in the proposed
                             Roll-Up transaction; or

                  (b)      one of the following:

                           (i)   remaining as Holders in the Fund, and
                                 preserving their interests therein on the same terms and conditions as existed previously; or

                           (ii) receiving cash in an amount equal to the Holders' pro-rata share of the appraised value of the net assets of the Fund.

                  16.7.4 The Fund shall not participate in any proposed Roll-Up transaction which would result in Holders having democracy rights which are less than those provided for under this Agreement. If the resulting entity is a corporation, the voting rights of Holders shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

                  16.7.5 The Fund shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Fund shall not participate in any proposed Roll-Up transaction which would limit the ability of a Holder to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Holder.

                  16.7.6 The Fund shall not participate in any proposed Roll-Up Transaction in which Holders' rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

17.  TERMINATION OF A GENERAL PARTNER AND TRANSFER OF A GENERAL
PARTNER'S INTEREST

         17.1 Removal or Withdrawal. The following conditions shall govern the voluntary withdrawal or removal of a General Partner:

                  17.1.1 The General Partner may not voluntarily withdraw from the Fund without the approval of Limited Partners holding more than 50% of the total outstanding Units entitled to vote.

                  17.1.2 A General Partner may be removed upon a vote of Limited Partners owning more than 50% of the total outstanding Units entitled to vote. Written notice of removal of a General Partner shall be served either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective.

         17.2 Other Terminating Events. In the event of the adjudication of bankruptcy, filing of a certificate of dissolution, death or adjudication of insanity or incompetency of a General Partner (each of such events, as well as removal, resignation and withdrawal of a General Partner, being herein referred to as a "Terminating Event"), the Fund shall be dissolved and shall be liquidated under the provisions of Article 19, subject to the provisions of
Section 17.3.

         17.3 Election of Successor General Partner; Continuation of Fund Business. The following provisions shall govern the election of a successor General Partner and continuation of the business of the Fund upon the occurrence of a Terminating Event with respect to a General Partner (the "Retiring General Partner"):

                  17.3.1 If at the time of a Terminating Event the Fund has one or more General Partners other than the Retiring General Partner, any remaining General Partner or a majority-in-interest of the Limited Partners may elect, within 90 days thereafter, to continue the Fund business, in which case the Fund shall not dissolve. So long as there is at least one remaining General Partner which so elects, or if a majority-in-interest of the Limited Partners so elect and a remaining General Partner does not so elect, any remaining General Partner which is not willing to elect to continue the Fund business will be deemed to have been removed from the Fund by vote of the Limited Partners.

                  17.3.2 If at the time of a Terminating Event the Retiring General Partner is the sole remaining General Partner, the Fund shall be dissolved unless a majority-in-interest of the Limited Partners elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Limited Partners making such election, within 90 days after the occurrence of the Terminating Event, elect a successor General Partner and continue the Fund's business on the same terms and conditions as are contained herein, but with a name which does not include or in any way refer to the name of any Retiring General Partner.

         17.4 Admission of Successor or Additional General Partner. The following conditions shall be satisfied before any Person shall become a successor General Partner or an additional General
Partner:

                  17.4.1 Such Person shall have been elected in accordance with Section 17.3 or 17.6;

                  17.4.2 Such Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement;

                  17.4.3 If such Person is a corporation, it shall have provided the Fund with evidence satisfactory to counsel for the Fund of its authority to become a General Partner and to be bound by this Agreement; and

                  17.4.4 Any amendments and filings required or appropriate under the California Revised Limited Partnership Act shall have been made.

         17.5 Effect of a Terminating Event. Upon the occurrence of a Terminating Event, the following provisions shall be applicable:

                  17.5.1 The Retiring General Partner shall immediately cease to be a General Partner and shall not have any right to participate in the management of the affairs of the Fund or to receive any fees under this Agreement not already paid or earned; provided, however, that the Retiring General Partner shall receive all amounts then accrued and payable by the Fund and shall be, and shall remain, liable as a General Partner for all obligations and liabilities incurred by the Fund prior to the effective date of the Terminating Event, but shall be free from any obligation or liability incurred on account of the activities of the Fund from and after such time.

                  17.5.2 If the business of the Fund is continued, as aforesaid, the Retiring General Partner shall be entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the Retiring General Partner and the remaining or new General Partners, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of such arbitration shall be borne equally by the Fund and the Retiring General Partner, and such arbitration shall be conducted in San Francisco, California unless otherwise agreed by both parties. The Fund shall forthwith pay to the Retiring General Partner an amount equal to the then present fair market value of the interest so determined. If the Retiring General Partner has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of Distributions the Retiring General Partner would otherwise have received under this Agreement had such General Partner not been terminated. If the Retiring General Partner has been terminated involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. Such payment when made shall constitute complete and full discharge of all amounts to which the Retiring General Partner is entitled in respect to such interest.

                  17.5.3 All executory contracts between the Fund and the Retiring General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new General Partner or Partners) may be terminated by the Fund effective upon written notice to the party so terminated. The Retiring General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new General Partner or Partners) may also terminate and cancel any such executory contract effective upon 60 days' prior written notice of such termination and cancellation given to the remaining or new General Partner or Partners, if any, or to the Fund.

         17.6 Election of Additional General Partner. Limited Partners owning in excess of 50% of the outstanding Units may at any time and from time to time elect an additional General Partner, and, upon satisfaction of the conditions set forth in Section 17.4, the Person so elected shall be admitted as an additional General Partner. Admission of an additional General Partner shall not cause dissolution of the Fund.

         17.7 Assignment of General Partner's Interest. A General Partner's interest in the Fund shall not be assignable without the consent of Limited Partners owning in excess of 50% of the total outstanding Units, unless such an assignment is to an entity which succeeds to all of the assets of the assigning General Partner and of which at least 80% of the voting and beneficial interest is controlled by Persons controlling 80% or more of the voting and beneficial interest of the assigning General Partner. Any entity to which the entire interest of a General Partner in the Fund is assigned in compliance with this
Section 17.7 shall be substituted as a General Partner by the filing of appropriate amendments to this Agreement.

         17.8 Limited Partners' Participation in General Partner's Bankruptcy. In the event the General Partner is subject to a voluntary or involuntary petition for reorganization or liquidation under the federal Bankruptcy Act, the General Partner will cause separate counsel to be retained on behalf of the

Fund, at Fund expense, to represent the Limited Partners' interests in the bankruptcy action. In such event, the Fund will also bear any reasonable and necessary expenses of a duly appointed committee of Limited Partners incurred while acting on behalf of all of the Limited Partners as a group in connection with such bankruptcy action.

18.      CERTAIN TRANSACTIONS

         The General Partner and its Affiliates, the Holders, any shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management and brokerage of equipment. Except as described in the Prospectus, and subject to their fiduciary duties to the Fund, neither the General Partner nor its Affiliates shall be obligated to present to the Fund any particular investment opportunity, regardless of whether such opportunity is of such character that the Fund could take advantage thereof if it were presented to the Fund, and the General Partner and its Affiliates shall have the right to take for their own accounts (individually or otherwise) or to recommend to others any such investment opportunity.

19.      TERMINATION AND DISSOLUTION OF THE FUND

         19.1      Termination and Dissolution.   The Fund shall be terminated
and dissolved upon the earliest to occur of the following:

                  19.1.1 The withdrawal, removal, adjudication of bankruptcy, insolvency, insanity or incompetency, death or dissolution of a General Partner unless a remaining General Partner or a majority-in-interest of the Limited Partners, within 90 days of the date of such event, elects to continue the business of the Fund, and, if necessary, elects a replacement general partner, in the manner provided in Article 17; provided that expenses incurred on behalf of the General Partner and/or Limited Partners in the continuation or reformation, or attempted continuation or reformation, of the Fund hereunder shall be deemed expenses of the Fund;

                  19.1.2 The Limited Partners owning more than 50% of the total outstanding Units vote in favor of dissolution and termination of the Fund;

                  19.1.3            The term of the Fund expires; or

                  19.1.4 The Fund disposes of all interests in Equipment and its other assets and receives final payment in cash of the proceeds of such dispositions.

         19.2 Accounting and Liquidation. Upon the dissolution and termination of the Fund for any reason, the General Partner shall take full account of the Fund assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                  19.2.1 To the payment of creditors of the Fund but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Fund assets;

                  19.2.2 To the repayment of any outstanding loans made by the General Partner to the Fund; and

                  19.2.3 To the General Partner and Holders in accordance with their respective Capital Account balances, after giving effect to all allocations described in Article 10 of this Agreement; provided, however, that prior to any allocation under Section 10 of this Agreement, Gross Income shall be specially allocated to the General Partner to the extent, if any, necessary to cause its Capital Account balance to be zero as of the close of such final taxable year (after crediting the General Partner's Capital Account with the General Partner's share of Fund Minimum Gain). For purposes of making the foregoing allocation, Net Income and Net Loss for the final taxable year of the Fund shall first tentatively be computed by including all Gross Income as an element thereof; then, to the extent, if any, that the Capital Account balance of the General Partner is negative as of the close of such final taxable year (after giving effect to all Fund distributions), Gross Income shall be separately stated and allocated away from the Holders and to the General Partner pursuant to this
         Section 19.2.3.

                  19.2.4 Distributions in liquidation shall be made by the end of the taxable year in which the liquidation occurs or, if later, within 90 days of the liquidating event and shall otherwise comply with Regulations Section 1.704-1(b).

20.      SPECIAL POWER OF ATTORNEY

          20.1 Execution of Power of Attorney. By executing this Agreement, each Holder is hereby granting to the General Partner a special power of attorney irrevocably making, constituting and appointing ATEL, its duly appointed officers, and any one of them, as the attorney-in-fact for such Holder, with power and authority to act alone in his name and on his behalf to execute, acknowledge and swear to the execution, acknowledgement and filing of the following documents:

                  20.1.1 This Agreement, any separate certificates of limited partnership, as well as any amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or which the General Partner deems advisable to file;

                  20.1.2 Any other instrument or document which may be required to be filed by the Fund under the laws of any state or by any governmental agency, or which the General Partner deems advisable to file; and

                  20.1.3 Any instrument or document which may be required to effect the continuation of the Fund, the admission of an additional or substituted Holder, or the dissolution and termination of the Fund (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reductions in amount of contributions of Partners.

         20.2      Special Power of Attorney.    The special power of attorney
being granted hereby:

                  20.2.1 Is a special power of attorney coupled with an interest, is irrevocable, shall survive the death or legal incapacity of the granting Holder, and is limited to those matters herein set forth;

                  20.2.2 May be exercised by a single General Partner acting alone for each Holder by a facsimile signature of such General Partner or by one of its officers, or by listing all of the Holders executing any instrument with a single signature of a General Partner, or of one of the corporate General Partner's officers, acting as attorney-in-fact; and

                  20.2.3 Shall survive an assignment by a Holder of all or any portion of his Units except that, where the Assignee of the Units owned by a Holder has been approved by the General Partner for admission to the Fund as a substituted Holder, the special power of attorney shall survive such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument or document necessary to effect such substitution.

21.      INDEMNIFICATION

         21.1      Indemnification of the General Partner.    The Fund, its
receiver or its trustee, shall indemnify, save harmless and pay all judgments and claims against the General Partner and any of its Affiliates who perform services for the Fund from any liability, loss or damage incurred by them or the Fund by reason of any act performed or omitted to be performed by them when acting in connection with the business of the Fund, including costs and attorneys' fees and any amounts expended in the settlement of any claims or liability, loss or damage; provided, however, that, if such liability, loss or claim arises out of any action or inaction of the General Partner or Affiliates who perform services for the

Fund, the General Partner or Affiliates who perform services for the Fund must have determined, in good faith, that such course of conduct was in the best interest of the Fund and did not constitute fraud, negligence, breach of fiduciary duty or misconduct by the General Partner or Affiliates who perform services for the Fund; and provided further, that any such indemnification shall be recoverable only from the assets of the Fund and not from the assets of the Holders. All judgments against the Fund and the General Partner, wherein a General Partner is entitled to indemnification, must first be satisfied from Fund assets before such General Partner may be held responsible. Persons entitled to indemnification hereunder shall be entitled to receive advances for attorney's fees and other legal costs and expenses arising out of claims made against them, provided that (i) no such advances may be made for such fees, costs or expenses resulting from claims made by Holders; and (ii) advances for such fees and expenses relating to claims made by parties other than Holders may only be made if the action relates to the performance of duties or services by the indemnified party on behalf of the Fund, the indemnified party obtains an opinion of independent counsel that such party will be entitled to indemnification pursuant to this Agreement under the specific circumstances of the claim in question, and the indemnified party undertakes in writing prior to receipt of such advances that such party will repay in full any such advanced funds together with interest thereon in the event that, upon the ultimate disposition of the claim, the party would not be entitled to indemnification hereunder. Nothing contained herein shall constitute a waiver by a Holder of any right which he may have against any party under federal or state securities laws.

     21.2 Limitations on Indemnification. Notwithstanding anything to the contrary contained in the foregoing Section 21.1, neither the General Partner nor any of its Affiliates performing services for the Fund nor any party acting as a broker-dealer shall be indemnified from any liability, loss or damage incurred by them in connection with (i) any claim or settlement involving violations of state or federal securities laws by the General Partner or by any Affiliate performing services for the Fund; or (ii) any liability imposed by law, such as liability for fraud, bad faith or negligence; provided, however, that indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (x) approves the settlement and finds that indemnification of any payment in settlement and related costs should be made; or (y) approves indemnification of litigation costs if a successful defense is made, or a dismissal with prejudice is obtained, as to the indemnitee on the merits of each count involving alleged securities law violations; and (z) the parties seeking indemnification apprise the court of the positions of the securities law administrators of any state in which the Units were offered or sold, including the Massachusetts Securities Division, and the Securities and Exchange Commission with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, the General Partner shall indemnify the Fund against any loss or liability which it may incur as a result of the violation by the General Partner or any of its Affiliates performing services for the Fund of any state or federal securities laws.

         21.3 Insurance. The Fund shall not pay for any insurance covering liability of the General Partner or any of its Affiliates for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Fund from purchasing and paying for such types of insurance, including extended coverage liability and casualty and worker's compensation, as would be customary for any Person owning comparable Equipment and engaged in a similar business or from naming the General Partner and any of its Affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Fund.

22.      MISCELLANEOUS

         22.1 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

         22.2 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Partners.

         22.3 Severability. In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

         22.4 Notices. All notices under this Agreement shall be in writing and shall be given to the Person entitled thereto, by personal service or by mail, posted to the address maintained by the Fund for such Person or at such other address as he may specify in writing.

         22.5 Captions. Article and section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

         22.6 Number and Pronouns. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa.

         22.7      General Partner Address.  The address of the General
Partner is:

                           ATEL Financial Corporation
                           235 Pine Street, 6th Floor
                         San Francisco, California 94104

         22.8 Limited Partner Addresses. The names, addresses and capital contributions of the Limited Partners are set forth on
Exhibit I attached hereto, which exhibit shall be maintained at the principal place of business of the Fund.

         22.9 Construction. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of California and that the Fund shall be governed by the California Revised Limited Partnership Act, as amended, governing limited partnerships formed under California law.

         22.10 Qualification to Do Business. In the event the business of the Fund is carried on or conducted in states in addition to the State of California, then the parties agree that this Fund shall exist under the laws of each state in which business is actually conducted by the Fund, and they severally agree to execute such other and further documents as may be required or requested in order that the General Partner may qualify the Fund to conduct business in such states. The power of attorney granted to the General Partner by each Holder in Article 20 shall constitute authority for the General Partner to perform the ministerial duty of qualifying the Fund under the laws of any state in which it is necessary to file documents or instruments of qualification. A Fund office or principal place of business in a state may be designated from time to time by the General Partner.


GENERAL PARTNER:                                  INITIAL LIMITED PARTNERS:

ATEL FINANCIAL CORPORATION

By:________________________________               _____________________________
                                                  Linda Batt

                                                  _____________________________
                                                  Eliza Cash

                                    EXHIBIT I


                          Schedule of Limited Partners


                                                   Capital
Name                Address                      Contribution

Linda Batt          c/o ATEL Financial           $250/25 Units
                    Corporation
                    235 Pine Street
                    6th Floor
                    San Francisco, CA 94104

Eliza Cash          c/o ATEL Financial          $250/25 Units
                    Corporation
                    235 Pine Street
                    6th Floor
                    San Francisco, CA 94104